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                                                               Exhibit 99.1

FOR IMMEDIATE RELEASE
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                      CLASSIC BANCSHARES, INC. TO ACQUIRE
                      FIRST FEDERAL FINANCIAL BANCORP, INC.

Ashland, Kentucky, December 30, 2002 -- Classic Bancshares, Inc. (Nasdaq: CLAS), Ashland, Kentucky, and First Federal Financial Bancorp, Inc. (OTCBB: FFFB), Ironton, Ohio, jointly announced today that they have signed a definitive merger agreement under which First Federal Financial Bancorp, Inc. ("First Federal") will merge into Classic Bancshares, Inc. ("Classic") in a transaction valued at approximately $11.5 million. Classic Bancshares, Inc.
is the holding company for Classic Bank headquartered in Ashland, Kentucky and First Federal Financial Bancorp, Inc. is the holding company for First Federal Savings Bank headquartered in Ironton, Ohio. The transaction will increase the assets of Classic from $233 million as of September 30, 2002 to approximately $307 million at December 30, 2002 and increase its number of banking offices from eight to eleven.

David B. Barbour, President and Chief Executive Officer of Classic stated, "We are very pleased to announce our agreement to acquire First Federal Financial Bancorp. This merger of two community-oriented institutions represents a natural extension of Classic's franchise into Southeastern Ohio while increasing our deposit market share to 8.7% in the Ashland/Ironton market. The combined company will catapult Classic to the largest deposit market share of a locally owned financial institution in those markets. We look forward to continuing to emphasize the personal service and community banking focus that our customers have come to expect."

"We believe that this transaction is an excellent opportunity for our customers to benefit from access to a greater selection of services including a full array of deposit products, commercial and consumer loan products, Internet banking and bill pay, 24 hour telephone access to accounts and over 20 ATM locations," said I. Vincent Rice, the President of First Federal. "This transaction is evidence of our commitment to maximizing shareholder value while preserving our high quality community banking service. Our shareholders will receive a premium to the current market price of First Federal Financial Bancorp common stock and will have the opportunity for continuing ownership in the merged institution."

The transaction is expected to be accretive to the earnings of Classic in 2003. The transaction is conditioned on the receipt of necessary bank regulatory approvals, the approval of the stockholders of both companies and other customary conditions. The parties expect it to be completed in the second quarter of 2003.


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The existing management team and board of directors of Classic Bancshares,
Inc. will remain in place following the merger. One member of the board of directors of First Federal will be added to the board of directors of Classic and one other director of First Federal will be added to the board of Classic Bank, Classic's financial institution subsidiary. In addition, the son of the Chairman of First Federal will be added to the board of Classic Bank.

In connection with this transaction, Keefe, Bruyette & Woods, Inc. acted as financial advisor to Classic and Keller & Company, Inc. acted as financial advisor to First Federal. The law firm of Jenkens & Gilchrist, P.C. represented Classic, while Kelley, Drye & Warren, LLP represented First Federal. Classic Bancshares, Inc. is the holding company for Classic Bank, a Kentucky chartered commercial bank. Classic Bank operates out of eight offices in eastern Kentucky. At September 30, 2002, Classic had total assets of $233 million and total deposits of $173 million.

First Federal Financial Bancorp, Inc. is the holding company for First Federal Savings Bank of Ironton. First Federal Savings Bank of Ironton operates out of three offices in southeastern Ohio. At September 30, 2002, First Federal had total assets of $69 million and total deposits of $50 million.

TERMS OF THE MERGER

Under the terms of the agreement, First Federal shareholders may elect to receive either shares of Classic common stock, $24.00 in cash or a combination of stock and cash in exchange for their shares of First Federal common stock. The elections of First Federal shareholders will be subject to the requirement that 50% of First Federal shares be exchanged for cash and 50% be exchanged for Classic common stock. To the extent they receive Classic shares, the transaction is expected to be tax-free to First Federal shareholders.

Under the terms of the agreement, the number of shares of Classic common stock for which each First Federal share will be exchanged will be .9797. Based on the above, the total number of Classic shares to be issued in the transaction is anticipated to be 226,615 and the total amount of cash to be paid in the transaction is anticipated to be $5.5 million.

The merger is subject to certain conditions, including the approval of the shareholders of Classic and First Federal and receipt of regulatory approval.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements about the proposed merger of Classic and First Federal. These statements include statements regarding the anticipated closing date of the transaction, benefits of the merger, and future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect,"
"anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ

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materially from expected results include regulatory and other delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, an inability to achieve synergies between Classic and First Federal, difficulties in integrating Classic and First Federal, customers resistance to the transaction and attrition, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Classic and First Federal are engaged, and changes in the securities markets.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Shareholders of First Federal Financial Bancorp, Inc, Classic Bancshares, Inc. and other investors are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that Classic Bancshares will file with the Securities and Exchange Commission ("SEC") in connection with the proposed merger because it will contain important information about Classic Bancshares, Inc., First Federal Financial Bancorp, Inc. the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by Classic and First Federal free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Classic will be available free of charge from the Corporate Secretary of Classic at 344 Seventeenth Street, Ashland, Kentucky 41105, telephone (606) 326-2800. Documents filed with the SEC by First Federal will be available free of charge from the Corporate Secretary of First Federal at 415 Center Street, Ironton, Ohio 45638, telephone
(740) 532-6845. Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

Classic and First Federal and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Classic and First Federal to approve the merger. Information about the directors and executive officers of Classic and First Federal and their ownership of Classic's and First Federal's common stock is set forth in Classic's and First Federal's proxy statement for their 2002 annual meetings of shareholders as filed with the SEC. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the transaction when it becomes available.

For further information contact:

David B. Barbour
President and Chief Executive Officer
Classic Bancshares, Inc.
(606) 326-2800

I. Vincent Rice
President and Chief Executive Officer
First Financial Bancorp, Inc.
(740) 532-6845